Exhibit 10.11

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT, dated as of July 23, 2012 (this “Agreement”), is between Arcadia Biosciences, Inc., an Arizona corporation (the “Borrower”), and Moral Compass Corporation, a Delaware corporation (the “Lender”).

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Base Rate” means, for any interest period or other period, a fluctuating interest rate per annum as shall be in effect on the first day of the calendar month for which interest due shall be calculated, which rate per annum shall at all times be equal to the current prime rate of interest published by the Wall Street Journal from time to time.

“Business Day” means a day of the year on which banks are not required or authorized to close in Arizona.

“Closing Date” means the date of execution of this Agreement

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, which, by their terms, are due and payable more than 90 days after the incurrence thereof, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) all obligations or liabilities of others secured by a lien on any asset owned by such Person, whether or not such obligation or liability is assumed; (vi) all obligations of such Person, contingent or otherwise, in respect of any letters of credit, bankers’ acceptances similar instruments and (vii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above.

“Default” means any event that would constitute an Event of Default but for the requirement that notice be given or lapse of time or both.

“Event of Default” has the meaning specified in Section 7.01.

“Interest Rate” means the Base Rate plus two percent (2%).

“Loan” means the loan by the Lender to the Borrower pursuant to Section 2.01.

“Loan Documents” means this Agreement, promissory notes, security agreements and other documents effectuating the purpose of this Agreement, in each case as the same may hereinafter be amended, modified, supplemented, renewed, extended or consolidated (including, without limitation, increases and decreases in the amounts owing or secured thereunder).

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Principal Amount” means Eight Million Dollars ($8,000,000).

“Maturity Date” means the third (3rd) anniversary of the date of this Agreement or the earlier date of an Event of Default.

SECTION 1.02.  Computation of Time Periods.  In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.03.  Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

ARTICLE II

AMOUNT AND TERMS OF THE LOAN

SECTION 2.01.  The Loan.  Upon the terms and conditions hereinafter set forth, the Lender hereby loans to the Borrower and the Borrower hereby borrows from the Lender the Principal Amount (“Loan”).  Borrower hereby acknowledges receipt of the Principal Amount simultaneously with execution hereof.

SECTION 2.02.  Repayment.

(a)  The Borrower shall repay the Principal Amount on the Maturity Date.

(b)  All principal, interest and other amounts due in connection with the Loan shall be paid in full no later than the Maturity Date.

SECTION 2.04.  Interest on Principal Amount.  The Borrower shall pay interest on the Principal Amount until such Principal Amount shall be paid in full, monthly in arrears, and on the other dates set forth in this Article II, at a rate per annum equal to the Interest Rate.

SECTION 2.05.  Default Interest.  The Borrower shall pay interest (i) on the unpaid Principal Amount that is not paid when due, payable on demand, at a rate per annum equal at all times to 5.0% per annum above the rate that was in effect for such Principal Amount in accordance with Section 2.04, on the date that such amount was due and (ii) on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid within five (5) days of the date when due, payable on demand, at a rate per annum equal at all times to 2.0% per annum above the Interest Rate in effect from time to time.

SECTION 2.06.  Prepayment Fees.  At Borrower’s election, this Loan shall be pre-payable by Borrower at any time, in whole or in part, subject to the following prepayment fees payable from Borrower to Lender on the date of the prepayment (“Prepayment Fees”):  (a) three percent (3%) of the prepaid amount if the prepayment occurs on or prior to the first anniversary of the date hereof; (b) two percent (2%) of the prepaid amount if the prepayment occurs after the first anniversary hereof and on or prior to the second anniversary hereof; and (c) one percent (1%) of the prepaid amount if the prepayment occurs after the second anniversary hereof and on or prior to the Maturity Date.  Lender has no obligation whatsoever to make further borrowings available to the Borrower, whether following a prepayment or otherwise.

SECTION 2.07.  Payments and Computations.

(a)  The Borrower shall make each payment hereunder not later than 10:00 a.m. (Arizona time) on the day when due in U.S. dollars to the Lender at its address referred to in Section 8.03 in same day funds.

(b)  All computations of interest for a particular month or other period shall be made by the Lender on the basis of the Base Rate divided by 365 or 366 days, as the case may be for the particular calendar year.

(c)  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of the Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

SECTION 2.08.  Use of Proceeds.  The proceeds of the Loan shall be used by the Borrower for working capital.

ARTICLE III

INTENTIONALLY OMITTED

ARTICLE IV

CONDITIONS OF LENDING

SECTION 4.01.  Conditions Precedent to Loan.  The obligation of the Lender to make the Loan is subject in each case to the conditions precedent that the Lender shall have received, on or before the Closing Date, the following, each dated (except as indicated otherwise by the Lender) the Closing Date, in form and substance satisfactory to the Lender:

(a)  A copy of the board of directors’ resolutions of the Borrower approving or ratifying the execution, delivery and performance of this Agreement and the Loan Documents.

(b)  A certificate of the Secretary of the Borrower certifying that the Certificate of Incorporation and Bylaws of the Borrower and the foregoing resolutions are all in full force and effect.

(c)  A certificate of the Secretary of the Borrower certifying the identity and signature of the officer of the Borrower who has executed this Agreement and any other Loan Documents and that such person is authorized to enact legally binding transactions on behalf of the Borrower.

(d)  Such other documents, reports, opinions and information as the Lender shall have reasonably requested.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01.  Representations and Warranties of the Borrower.  The Borrower represents and warrants as follows:

(a)  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

(b)  The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is or will be a party are within the

Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s Certificate of Incorporation, Bylaws or other governance documents or (ii) any law or any contractual restriction binding on or affecting the Borrower or any of its properties, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(c)  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by the Borrower for the due execution, delivery and performance by the Borrower of this Agreement or any other Loan Document to which it is or will be a party.

(d)  This Agreement and each other Loan Document to which the Borrower is or will be a party when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

(e)  The balance sheet of the Borrower as at December 31, 2011 and the related statements of income, cash flow and capital of the Borrower for the periods then ended, copies of which have been furnished to the Lender, fairly present the financial condition of the Borrower as at such dates and the results of the operations of the Borrower for the periods ended on such dates, and since December 31, 2011 there has been no material adverse change in such condition or operations.

(f)  The Borrower’s resolutions have been duly adopted, are accurate and correct, are in full force and effect and shall continue in full force and effect so long as the Loan is outstanding.

(g)  The Borrower has, independently and without reliance as to any matter upon the Lender, and based upon such documents and information as it has deemed appropriate, made its own credit analysis and credit decision to enter into this Agreement and the other Loan Documents.

(h)  No proceeds of the Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and no proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(i)  There is no pending or, to the best of the Borrower’s knowledge, threatened, action or proceeding affecting the Borrower, any of its shareholders or employees or any of its properties before any court, governmental agency or arbitrator (x) that is of a type of which the Lender is required to be notified under Section 6.01(d)(iii) or (iv) hereof or (y) that purports to affect the legality, validity or enforceability of this Agreement or any Loan Document to which the Borrower is or will be a party.

(j)  Both immediately before and after giving effect to the receipt of the Loan, the Borrower is and will be “solvent” within the meaning, and for the purposes, of the Federal Bankruptcy Code.

(k)  No Event of Default or Default has occurred and is continuing.

ARTICLE VI

COVENANTS OF THE BORROWER

SECTION 6.01.  Affirmative Covenants.  So long as the Loan shall remain unpaid, the Borrower will, unless the Lender shall otherwise consent in writing:

(a)  Maintain and preserve its existence and all rights, privileges, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair (ordinary wear and tear excepted); and conduct its business in an orderly manner without voluntary interruption.

(b)  Comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

(c)  (i)  No later than August 31 of the year after the close of each fiscal year of the Borrower, furnish to the Lender, at the Borrower’s expense, audited financial statements of the Borrower, including a balance sheet and profit and loss statement and setting forth comparative figures for the immediately preceding fiscal year, together with a certificate from the Borrower’s auditor (which shall be reasonably satisfactory to the Lender) to the effect that such financial statements present fairly the financial condition of the Borrower on the basis of generally accepted accounting principles, consistently applied; and (ii) within 45 days after the close of each of the first three fiscal quarters of the Borrower, furnish to the Lender unreviewed quarterly financial statements of the Borrower (covering the cumulative period from the end of the preceding fiscal year to the end of such fiscal quarter and setting forth comparative figures for the fiscal quarter in the immediately preceding fiscal year corresponding to such fiscal quarter), as prepared by the Borrower for its internal use, including a balance sheet and a profit and loss statement, certified by the Vice President of Finance of the Borrower to present fairly the financial condition of the Borrower and to have been prepared in accordance with generally accepted accounting principles on a basis consistently applied, subject, however, to year-end accounting review adjustments.

(d)  Notify the Lender in writing immediately (i) of the occurrence of any Default or Event of Default; (ii) of any material adverse change in the assets, liabilities or financial condition of the Borrower since the most recent date of any financial statements delivered to the Lender; (iii) of any actions, proceedings or litigation pending or, to the best of the Borrower’s knowledge, threatened against the Borrower or any of its properties that might result in any material adverse change in the Borrower’s financial condition; (iv) of any proposal made by the Borrower in connection with, or any action by the Borrower authorizing (A) any purchase of substantially all of the assets of or of a controlling interest in the Borrower by another entity and/or its equity owners or (B) any merger or consolidation between or among the Borrower and any other entity and/or the equity owners thereof.

(e)  Cause all data, certificates, reports, statements, documents and other information required to be furnished to the Lender in connection with this Agreement or the other Loan Documents, at the time the information is so furnished, not to contain any untrue statement of a material fact, to be complete and correct in all material respects, and not to omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished.

(f)  Maintain a system of accounting in accordance with sound accounting principles on a basis consistently applied and permit the Lender to have access to and to examine its properties, books and records at all reasonable times upon reasonable notice.

SECTION 6.02.  Negative Covenants.  So long as any portion of the Loan shall remain unpaid, the Borrower will not, without the written consent of the Lender:

(a)  Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person.

(b)  Directly or indirectly, create, incur, assume or suffer to exist any Debt other than (i) Debt to the Lender, or (ii) Debt under capital leases or other similar equipment financing arrangements as long as the outstanding balance of all such leases and financings does not at any time exceed $1,000,000.

(c)  Make any loans or other advances of money to any Person in excess of $100,000 with respect to any such Person, or in excess of $500,000 in the aggregate outstanding at any time.

(d)  Guarantee or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person which at any time exceed an aggregate amount of $500,000 (or such greater amount agreed upon by the Lender and the Borrower).

(e)  Enter into any transaction that materially and adversely affects the Borrower’s ability to repay its obligations hereunder or under any Loan Document and any other Debt which the Borrower may owe to the Lender.

(f)  Make any dividends or distributions to shareholders.

(g)  Change the Borrower’s fiscal year end.

ARTICLE VII

EVENTS OF DEFAULT; REMEDIES

SECTION 7.01.  Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)  The Borrower shall fail to pay any principal under this Agreement when the same becomes due and payable; or the Borrower shall fail to pay interest on the Loan or other obligation, or any fee or expenses payable by it hereunder or under any Loan Document, within 5 days after the same become due and payable; or

(b)  Any representation or warranty made by the Borrower under or in connection with any Loan Document, or under or in connection with any certificate, notice or document delivered by the Borrower or any of its partners in connection with any Loan Document, shall prove to have been incorrect in any material respect when made; or

(c)  The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 6.01 or Section 6.02 of this Agreement or the Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after written notice thereof shall have been given to the Borrower by the Lender or after the Borrower otherwise becomes aware of such failure; or

(d)  The Borrower shall fail to pay any principal of or premium or interest on any Debt of the Borrower when the same becomes due and payable (other than any such payments which are the subject of a bona fide, good faith dispute by the Borrower), whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the state maturity thereof; or

(e)  The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower shall take any action to authorize any of the actions set forth above in this subsection (e); or

(f)  Any judgment or order for the payment of money in excess of $250,000 shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g)  Any material provision of any of this Agreement or any of the Loan Documents shall for any reason cease to be valid and binding on the Borrower;

(h)  Any event shall occur or condition exist that shall (i) have a material adverse effect upon the financial condition of the Borrower as shown on the financial statements required to be delivered hereunder or otherwise and (ii) materially and adversely impair the Borrower’s ability to repay the Loan or perform its obligations hereunder; or

(i)  The Borrower shall dissolve;

then, and in any such event, the Lender may declare the Principal Amount, all interest thereon and all other amounts payable under this Agreement (including Prepayment Fees) to be forthwith due and payable, whereupon the Principal Amount, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower.

SECTION 7.02.  Remedies.  Upon the occurrence and during the continuation of any Event of Default, the Lender may exercise any and all remedies available to it hereunder, under any of the other Loan Documents, at law or in equity.  The Lender may apply any amounts so received or recovered to all or any part of the obligations, in such manner and order as the Lender may in its discretion elect.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01.  Amendments.  No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose of which given.

SECTION 8.02.  Indemnity.

(a)  The Borrower agrees to indemnify, defend and hold harmless the Lender and the officers, directors, employees, agents, attorneys and affiliates of the Lender (the “Indemnitees”) from and against all liabilities, losses, damages, penalties, judgments, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) that are or may be imposed on, incurred by or asserted against such Indemnitee in connection with, in any manner relating to or arising out of this Agreement or any other Loan Document or the use or intended use of the proceeds of the Loan; provided that no Indemnitee shall have the right to be indemnified or held harmless hereunder for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

(b)  The obligations of the Borrower under this Section 8.02 shall survive the termination of this Agreement and the discharge of the Borrower’s other obligations hereunder.

SECTION 8.03.  Notices.  All notices and other communications provided for hereunder shall be in writing and mailed, telecopied, or delivered personally or by courier, to a party at the address set forth on the signature page hereof, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party.  All such notices and communications shall when mailed, telecopied or delivered, be effective when deposited in the mails, telecopied or delivered, respectively.

SECTION 8.04.  No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

SECTION 8.05.  Costs, Expenses and Taxes.  The Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under the Loan Documents (with said Lender’s counsel fees and costs not to exceed $15,000).  The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), of the Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other certificates or documents to be delivered under the Loan Documents, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.05.  In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered under the Loan Documents, and agrees to save the Lender harmless from and against any all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.  The obligations of the Borrower under this Section 8.05 shall survive the termination of this Agreement and the repayment of the Loan hereunder.

SECTION 8.06.  Right of Set-Off.  Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any other indebtedness at any time owing, by the Lender, to the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, whether or not the Lender shall have made any demand under such Loan Document and although such obligations may be unmatured.  The Lender agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

SECTION 8.07.  Successors and Assigns.  This Agreement shall be binding upon and, subject to the next sentence, inure to the benefit of the parties hereto and their respective successors and assigns.  The Borrower may not assign or transfer any interest hereunder without the prior written consent of the Lender.  The Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement and the other Loan Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise (and the Lender shall be released from obligations assumed by such Person).

SECTION 8.08.  Execution of Notes.  If requested by the Lender from time to time, the Borrower will execute promissory notes on terms reasonably satisfactory to the parties to memorialize the Loan.

SECTION 8.09.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARIZONA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 8.10.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE ACTIONS OF THE OTHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 8.11.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective partners and/or officers thereunto duly authorized, as of the date first above written.

THE BORROWER:

ARCADIA BIOSCIENCES, INC.

	By:	/s/
		Name:	Eric Rey
		Title:	President

THE LENDER:

MORAL COMPASS CORPORATION

	By:	/s/
		Name:	John Sperling
		Title:	Chief Executive Officer

Borrower’s Address for Notices:	Arcadia Bioscienses, Inc.
Attn: President
202 Cousteau Place
Suite 200
Davis, CA 95618

Lender’s Address for Notices:	Moral Compass Corporation
Attn: Chief Financial Officer
4835 E. Exeter Boulevard
Phoenix, AZ 85018

AMENDMENT NO. 1 TO TERM LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO TERM LOAN AGREEMENT (“Amendment”) is effective as of November 10, 2014 (the “Amendment Effective Date”) and is entered into by and between Arcadia Biosciences, Inc., an Arizona corporation (“Borrower”) and Moral Compass Corporation, a Delaware corporation (“Lender”).  Borrower and Lender may be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.                                    Borrower and Lender entered into that certain Term Loan Agreement as of July 23, 2012 (the “Loan Agreement”).

B.                                    The Parties wish and intend by this instrument to amend the Loan Agreement in order to update the definitions of “maturity date” and “interest rate.”

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein, Lender and Borrower hereby agree as follows:

1.                                      Capitalized Terms.  All initially capitalized terms used, and not defined, in this Amendment shall have the meanings given to such terms in the Loan Agreement.

2.                                      Maturity Date.  The definition of “Maturity Date,” as set forth in Section 1.01 of the Agreement, is hereby amended to read in full as follows:  “Maturity Date” means the first to occur of the following dates:  (i) April 1, 2016, (ii) the date of an Event of Default, or (iii) a date designated by Lender, by notice to Borrower, no earlier than the twentieth (20th) day following consummation by the Borrower of an equity financing with gross proceeds to the Borrower from such offering of at least Fifty Million Dollars ($50,000,000).”

3.                                      Interest Rate.  The definition of “Interest Rate,” as set forth in Section 1.01 of the Agreement, is hereby amended to read in full as follows: “Interest Rate” means (i) for all periods through December 31, 2014, the Base Rate plus two percent (2%) and (ii) for all periods commencing on January 1, 2015 and extending through the Maturity Date, a fixed rate of eleven percent (11%) per annum.”

4.                                      Technical Correction.  The words “Base Rate” in Section 2.07(b) of the Agreement are hereby deleted and replaced by the words “Interest Rate.”

5.                                      Effective Date.  This Amendment is effective as of the Amendment Effective Date.

6.                                      Full Force and Effect.  Except as expressly set forth herein, the Loan Agreement shall remain unmodified and in full force and effect.

 [Remainder Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BORROWER:

Arcadia Biosciences, Inc., an Arizona corporation

By:	/s/

Eric Rey, President

LENDER:

Moral Compass Corporation, a Delaware corporation

By:	/s/

Terri Bishop, President